EX-99.906CERT

CERTIFICATIONS

David R. Carson, Principal Executive Officer, and Jennifer L. Leamer, Principal Financial Officer of Ultimus Managers Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2020 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Ultimus Managers Trust	Ultimus Managers Trust

/s/ David R. Carson	/s/ Jennifer L. Leamer
David R. Carson, Principal Executive Officer	Jennifer L. Leamer, Treasurer and Principal Financial Officer

Date: March 25, 2020	Date: March 25, 2020

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.